UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 PURSUANT TO SECTION 13 OR SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 30, 2004


                     Conversion Services International, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                       0-30420                 20-1010495
         --------                       -------                 ----------
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)

                     100 Eagle Rock Avenue
                   East Hanover, New Jersey               07936
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           (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (973) 560-9400
                                                     --------------

        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      In connection with the merger of privately held Conversion Services International, Inc. ("Old CSI") with and into LCS Acquisition Corp. (now known as CSI Sub Corp. (DE)), a wholly owned subsidiary of LCS Group, Inc. (now known as Conversion Services International, Inc.) (the "Company"), on January 30, 2004, upon receipt of approval of its Board of Directors, the Company engaged Ehrenkrantz Sterling & Co. LLC ("Ehrenkrantz") to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through January 30, 2004, the Company did not consult with Ehrenkrantz on any accounting or auditing issues; however, Ehrenkrantz has previously audited the financial statements of Old CSI for the periods ended December 31, 2003 and 2002.

      Eisner LLP ("Eisner") audited the financial statements of LCS Golf, Inc. for the fiscal years ended February 28, 2003 and 2002. Eisner was dismissed as independent certified public accountants. The reports by Eisner on the financial statements of LCS Golf, Inc. during the fiscal years ended February 28, 2003 and 2002 included an explanatory paragraph stating that substantial doubt exists about LCS Golf Inc.'s ability to continue as a going concern. Eisner did not audit or review the financial statements of Conversion Services International, Inc. for any period. During the two most recent fiscal years and subsequent period up to May 25, 2004, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

            (c)  Exhibits.

            Exhibit No.
            -----------

                16       Letter on Change in Certifying Accountant dated
                         May 26, 2004.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 26, 2004                        CONVERSION SERVICES INTERNATIONAL, INC.

                                    By:    /s/ Scott Newman
                                           -------------------------------------
                                    Name:  Scott Newman
                                    Title: President and Chief Executive Officer